Exhibit 99.1

Sidus Space Appoints Aerospace Executive

Kelle Wendling to Board of Directors

Veteran Space and Defense Leader Brings Three Decades of Government Contracting,

ISR, and Space Systems Expertise to Sidus Board

Cape Canaveral, FL – January 5, 2026 – Sidus Space, Inc. (NASDAQ: SIDU) (“Sidus” or the “Company”), an innovative space and defense technology company, today announced the appointment of accomplished aerospace and defense executive Kelle Wendling to its Board of Directors. Ms. Wendling brings more than three decades of executive leadership and government contracting experience across space systems, Intelligence, Surveillance and Reconnaissance (ISR), and Federal Aviation Administration (FAA) markets.

Ms. Wendling previously served as President of the Space Systems Sector at L3Harris Technologies, where she led strategic growth initiatives, innovation programs, and mission-critical efforts supporting U.S. and international government customers. During her nearly 30-year tenure with L3Harris (formerly Harris Corporation), she held several senior executive leadership roles, including President of the Mission Networks Sector, Vice President and General Manager of ISR Solutions, and Vice President of Business Development, Strategy, and Technology for a business segment exceeding $1.5 billion in annual revenue.

Ms. Wendling currently serves on the Board of Trustees of the Florida Institute of Technology and holds both Bachelor’s and Master’s degrees in Mathematics and Computer Science from Forida Tech. She has also completed executive education programs at Northwestern University’s Kellogg School of Management and the University of Virginia’s Darden School of Business.

“Kelle brings a strong understanding of the evolving requirements of government and defense customers, along with extensive experience leading organizations through strategic growth and technological advancement,” said Carol Craig, Founder and Chief Executive Officer of Sidus Space. “Her leadership and perspective will be highly valuable as Sidus continues to scale its space and defense offerings, expand its AI-enabled solutions, and advance our mission of Space Access Reimagined.”

The Company further announced that, for personal reasons, Dana Kilborne and Cole Oliver have elected to conclude their service on the Board effective January 1, 2025. In connection with these changes, Tiffany Norwood has been appointed Chair of the Audit Committee.

The Company extends its gratitude to Ms. Kilborne and Mr. Oliver for their dedicated service and valuable contributions during their tenure on the Board. “We sincerely thank Dana and Cole for their years of service, thoughtful guidance, and commitment to Sidus,” said Craig. “Their contributions have played an important role in the Company’s growth, and we wish them continued success in their future endeavors.” Ms. Wendling’s appointment is effective immediately.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is an innovative space and defense technology company offering flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, AI/ML products and services, and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: sidusspace.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations

investor-relations@sidusspace.com

Media Inquiries

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